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                                                                     Exhibit 1.3

                              KONGZHONG CORPORATION
                            35TH FLOOR, TENGDA PLAZA
                           NO. 168 XIZHIMENWAI STREET
                              BEIJING, CHINA 100044
                                  (NASD: KONG)

PROXY FOR USE AT THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD AT THE 35TH FLOOR, TENGDA PLAZA, NO. 168 XIZHIMENWAI STREET, BEIJING, CHINA ON THURSDAY, OCTOBER 12, 2006 AT 2 P.M.

I/We(Note 1)

_____________________________________________________________________ of
________________________________________________________ being the registered holder(s) of ________________________ shares of par value US$0.0000005 each(Note
2) in the capital of KongZhong Corporation (the "Company") HEREBY APPOINTS THE CHAIRMAN OF THE MEETING or(Note 3) ____________________________ of _____________
________________ or failing him ____________________________________ of _______
________________________________ to act as my/our proxy to attend, act and vote on my/our behalf at the Annual General Meeting of the Company to be held at the 35th Floor, Tengda Plaza, No. 168 Xizhimenwai Street, Beijing, China on Thursday, October 12, 2006 at 2 p.m. and at any adjournment thereof, as the case may be, for the purpose of considering and, if thought fit, passing the following resolutions set out in the Notice of 2006 Annual General Meeting of Shareholders.

Please indicate with a "X" in the spaces provided how you wish your votes to be cast on a poll. If you wish to vote for the below resolutions, check the appropriate boxes marked "For". If you wish to vote against the below resolutions, check the appropriate boxes marked "Against". Should this form be returned duly signed but without a specific direction, the proxy will vote or abstain at his or her discretion.

                ORDINARY RESOLUTIONS                    FOR    AGAINST  ABSTAIN
-----------------------------------------------------  -----   -------  --------
Proposal No. 1: To Re-elect Independent Director
Hanhui Sun

IT WAS RESOLVED, AS AN ORDINARY RESOLUTION, THAT:

Hanhui Sun be and hereby is re-elected as an independent

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
                ORDINARY RESOLUTIONS                    FOR    AGAINST  ABSTAIN
-----------------------------------------------------  -----   -------  --------
director to serve until the 2009 Annual General
Meeting of Shareholders.

Proposal No. 2: To Adopt the 2006 KongZhong Equity
Incentive Plan

IT WAS RESOLVED, as an ORDINARY RESOLUTION, THAT:

The KongZhong Corporation 2006 Equity Incentive Plan
(the "Plan") be and is hereby adopted and 40,000,000 ordinary shares may be issued pursuant to the Plan, and further that the proper officers of the Company be, and each of them hereby is, authorized, empowered and directed to transfer to the 2006 Plan such shares that have already been registered with the U.S.
Securities and Exchange Commission on a Form S-8 pursuant to the Original Plan, but with respect to which no awards have yet been granted or awards have expired or otherwise been forfeited.

Proposal No. 3: To Reappoint Our Independent Auditors

IT WAS RESOLVED, as an ORDINARY RESOLUTION, THAT:

Deloitte Touche Tohmatsu be and hereby is reappointed as the Company's independent auditor for the fiscal year 2006, to hold office until the 2007 Annual
General Meeting.

Dated ______________ Signature(s)(Note 4)______________________________

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(Note 1) Full name(s) and address(es) to be inserted in BLOCK CAPITALS. In the case of joint holders of a share, any one of such persons may vote at the Annual General Meeting, either personally or by proxy, in respect of such share as if he or she was solely entitled thereto, but if more than one such joint holders is present at the Annual General Meeting, personally or by proxy, that one of the said persons so present whose name stands first on the register of Members of the Company in respect of such shares shall alone be entitled to vote in respect thereof.

(Note 2) Please insert the number of share registered in your name(s). If no number is inserted, this form of proxy will be deemed to relate to all the shares in the capital of the Company registered in your name(s).

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(Note 3) If any proxy other than the Chairman is preferred, strike out THE
         CHAIRMAN OF THE MEETING and insert the name and address of the proxy desired in the space provided. ANY ALTERNATION MADE TO THIS FORM OF PROXY MUST BE INITIALLED BY THE PERSON WHO SIGNS IT. The proxy need not be a Member of the Company but must attend the Annual General Meeting in person to represent you.

(Note 4) This form of proxy must be signed by your or your attorney duly authorized in writing or, in the case of a corporation, must be either under its common seal or under the hand of an officer, attorney or other person duly authorized the sign the same.

TO BE VALID, THIS FORM OF PROXY, TOGETHER WITH THE POWER OF ATTORNEY OR OTHER AUTHORITY (IF ANY) UNDER WHICH IT IS SIGNED OR A NOTARIALLY CERTIFIED COPY THEREOF, MUST BE DEPOSITED AT THE COMPANY OFFICES AT THE 35TH FLOOR, TENGDA PLAZA, NO. 168 XIZHIMENWAI STREET, BEIJING, CHINA 100044 NO LATER THAN OCTOBER 11, 2006, 10 A.M. BEIJING TIME. COMPLETION AND DELIVERY OF THIS FORM WILL NOT PRECLUDE YOU FROM ATTENDING AND VOTING AT THE ANNUAL GENERAL MEETING IN PERSON IF YOU SO WISH, BUT THE AUTHORITY OF YOUR PROXY WILL BECOME INVALID FORTHWITH.

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